                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 1998 included in Meridian Industrial Trust, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


    We also consent to the incorporation by reference in this registration statement of our report dated February 17, 1998 on the statement of revenues and certain expenses for the year ended December 31, 1997 of the Estate of James Campbell Transaction included in Meridian Industrial Trust, Inc.'s Current Report on Form 8-K filed with the Commission on May 29, 1998.



    We also consent to the incorporation by reference in this registration statement of our report dated June 17, 1998 on the statement of revenues and certain expenses for the year ended December 31, 1997 of the Jackson Shaw Portfolio included in Meridian Industrial Trust, Inc.'s Current Report on Form 8-K filed with the Commission on June 23, 1998.



    We also consent to the incorporation by reference in this registration statement of our report dated June 22, 1998 on the statement of revenues and certain expenses for the year ended December 31, 1997 of the 5141 E. Santa Ana Property included in Meridian Industrial Trust, Inc.'s Current Report on Form 8-K filed with the Commission on July 2, 1998.


                                          /s/ Arthur Andersen LLP


San Francisco, California
July 2, 1998